EXHIBIT 23.01


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Trip.com, Inc. 1997 Stock Plan for the registration of 1,500,000 shares of Common Stock, par value $0.01 per share, and to the incorporation by reference therein of our report dated January 31, 2000, except for Note 15 which is as of February 8, 2000, with respect to the consolidated financial statements and schedules of Galileo International, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                          KPMG LLP

Chicago, Illinois
March 9, 2000